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                                  GETTY IMAGES, INC.


                              1998 STOCK INCENTIVE PLAN

                           (Adopted as of __________, 1998)


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                                  GETTY IMAGES, INC.
                              1998 STOCK INCENTIVE PLAN

         1. PURPOSE. The purposes of the Getty Images, Inc. 1998 Stock Incentive Plan (the "PLAN") are to attract, retain and motivate officers and other key employees and consultants of GETTY IMAGES, INC., a Delaware corporation (the "COMPANY"), and its Subsidiaries (as hereinafter defined), to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of stock of the Company.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as follows:

         "ADMINISTRATOR" means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

         "AFFILIATE" and "ASSOCIATE" have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

         "AWARD" means an award made pursuant to the terms of the Plan to an Eligible Individual in the form of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards, Section 162(m) Awards or other awards determined by the Committee.

         "AWARD AGREEMENT" means a written agreement or certificate granting an Award. An Award Agreement shall be executed by an officer on behalf of the Company and shall contain such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan. The Committee may in its discretion require that an Award Agreement be executed by the Participant to whom the relevant Award is made.

         "BENEFICIAL OWNER" has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

         "BOARD" means the Board of Directors of the Company.

         A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred when:

              (a) any Person (other than the Company, any Subsidiary or Affiliate of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or


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         established by the Company or any Subsidiary of the Company for or
         pursuant to the terms of any such plan), alone or together with its Affiliates and Associates (collectively, an "ACQUIRING PERSON"), shall become the Beneficial Owner of 33 1/3 percent or more of the then outstanding shares of Common Stock or the Combined Voting Power of the Company,

              (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director who is a representative or nominee of an Acquiring Person) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "CONTINUING DIRECTORS"), cease for any reason to constitute a majority of the Board,

              (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the Surviving Entity (as defined in Section 16 hereof) or any Parent of such Surviving Entity) at least a majority of the Combined Voting Power of the Company, such Surviving Entity or the Parent of such Surviving Entity outstanding immediately after such merger or consolidation, or

              (d) the shareholders of the Company approve a plan of reorganization (other than a reorganization under the United States Bankruptcy Code) or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

    PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred in the event of

              (i) a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct all or substantially all of the business or businesses formerly conducted by the Company, or

              (ii) any transaction undertaken for the purpose of incorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's capital stock.

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         "CODE" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

         "COMBINED VOTING POWER" means the combined voting power of the Company's or other relevant entity's then outstanding voting securities.

         "COMMITTEE" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan.

         "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

         "ELIGIBLE INDIVIDUALS" means the individuals described in Section 6 who are eligible to receive Awards under the Plan.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.

         "FAIR MARKET VALUE" means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Committee. It is acknowledged that for purposes of the grants of Awards made effective as of the consummation of the proposed Merger and Scheme of Arrangement pursuant to which the Company, as successor to Getty Communications, plc, will become the parent of PhotoDisc, Inc., "Fair Market Value" shall be determined using the market price of Getty Communications, plc, American Depository Shares as quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues.

         "INCENTIVE STOCK OPTION" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

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         "NONQUALIFIED STOCK OPTION" means a Stock Option which is not an
    Incentive Stock Option.

         "PARENT" means any corporation which is a "parent corporation" within the meaning of Section 424(e) of the Code with respect to the relevant entity.

         "PARTICIPANT" means an Eligible Individual to whom an Award has been granted under the Plan.

         "PERFORMANCE PERIOD" means a fiscal year of the Company or such other period that may be specified by the Committee in connection with the grant of a Section 162(m) Award.

         "PERFORMANCE SHARE AWARD" means a conditional Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 11 hereof.

         "PERSON" means any person, entity or "group" within the meaning of
    Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

         "SECTION 162(m) PARTICIPANT" means, for a given fiscal year of the Company, any Participant designated by the Committee by not later than 90 days following the start of such year as a Participant (or such other time as may be required or permitted by Section 162(m) of the Code) whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

         "STOCK APPRECIATION RIGHT" means an Award to receive all or some portion of the appreciation on shares of Common Stock granted to an Eligible Individual pursuant to Section 9 hereof.

         "STOCK AWARD" means an Award of shares of Common Stock granted to an Eligible Individual pursuant to Section 10 hereof.

         "STOCK OPTION" means an option to purchase shares of Common Stock granted to an Eligible Individual pursuant to Section 8 hereof.

         "SUBSIDIARY" means (i) any corporation which is a "subsidiary corporation" within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.

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         "SUBSTITUTE AWARD" means an Award granted upon assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.
         3.   ADMINISTRATION OF THE PLAN.

         (a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, (i) to select Participants from the Eligible Individuals, (ii) to grant Awards in accordance with the Plan,
    (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award, (iv) to determine the terms and conditions of each Award, including, without limitation, those related to vesting, forfeiture, payment and exercisability, and the effect, if any, of a Participant's termination of employment with the Company or, subject to
    Section 16 hereof, of a Change in Control on the outstanding Awards granted to such Participant, and including the authority to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not prejudicial to the rights of such Participant, (v) to specify and approve the provisions of the Award Agreements delivered to Participants in connection with their Awards, (vi) to construe and interpret any Award Agreement delivered under the Plan, (vii) to prescribe, amend and rescind rules and procedures relating to the Plan, (viii) to vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions, (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan, and
    (x) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

         (b) PLAN CONSTRUCTION AND INTERPRETATION. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

         (c) DETERMINATIONS OF COMMITTEE FINAL AND BINDING. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

         (d) DELEGATION OF AUTHORITY. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; PROVIDED, HOWEVER, that the Committee may not delegate its authority (i) to

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    grant Awards to Eligible Individuals (A) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (B) who are Section 162(m) Participants or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 17 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this
    Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

         (e) LIABILITY OF COMMITTEE. No member of the Committee shall be liable for anything whatsoever in connection with the administration of the Plan except such person's own willful misconduct. Under no circumstances shall any member of the Committee be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

         4. DURATION OF PLAN. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of the Effective Date (as defined in Section 18(j)).

         5. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued under the Plan pursuant to Awards shall not exceed, in the aggregate, [________] shares (the "SECTION 5 LIMIT"), of which the number of shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options may not exceed, in the aggregate, [________] shares. Such shares may be either authorized but unissued shares, treasury shares or any combination thereof. For purposes of determining the number of shares that remain available for issuance under the Plan, the following rules shall apply:

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         (a)  the number of Shares subject to outstanding Awards shall be charged against the Section 5 Limit; and

         (b)  the Section 5 Limit shall be increased by:

              (i) the number of shares subject to an Award (or portion thereof) which lapses, expires or is otherwise terminated without the issuance of such shares or is settled by the delivery of consideration other than shares,

              (ii) the number of shares tendered to pay the exercise price of a Stock Option or other Award, and

              (iii) the number of shares withheld from any Award to satisfy a Participant's tax withholding obligations or, if applicable, to pay the exercise price of a Stock Option or other Award.

In addition, any shares underlying Substitute Awards shall not be counted against the Section 5 Limit set forth in the first sentence of this Section 5.

         6.   ELIGIBLE INDIVIDUALS.

         (a) ELIGIBILITY CRITERIA. Awards may be granted by the Committee to individuals ("ELIGIBLE INDIVIDUALS") who are officers or other key employees or consultants of the Company or a Subsidiary with the potential to contribute to the future success of the Company or its Subsidiaries. Members of the Committee shall not be eligible to receive Awards under the Plan. An individual's status as an Administrator will not affect his or her eligibility to participate in the Plan.

         (b)  MAXIMUM NUMBER OF SHARES PER ELIGIBLE INDIVIDUAL.   In accordance
    with the requirements under Section 162(m) of the Code, no Eligible Individual shall receive grants of Awards with respect to an aggregate of more than [______] shares of Common Stock in respect of any fiscal year of the Company. For purposes of the preceding sentence, any Award that is made as bonus compensation, or is made in lieu of compensation that otherwise would be payable to an Eligible Individual, shall be considered made in respect of the fiscal year to which such bonus or other compensation relates or otherwise was earned.

         7. AWARDS GENERALLY. Awards under the Plan may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards,
Section 162(m) Awards or other awards determined by the Committee. The terms and provisions of

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an Award shall be set forth in a written Award Agreement approved by the
Committee and delivered or made available to the Participant as soon as practicable following the date of the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Option or Stock Appreciation Right first becomes exercisable. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Committee. The Committee shall also have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

         8.   STOCK OPTIONS.

         (a) TERMS OF STOCK OPTIONS GENERALLY. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase the number of shares of Common Stock specified in the applicable Award Agreement and shall be subject to the terms and conditions established by the Committee in connection with the Stock Option and specified in the applicable Award Agreement. Upon satisfaction of the conditions to exercisability specified in the applicable Award Agreement, a Participant shall be entitled to exercise the Stock Option in whole or in part and to receive, upon satisfaction or payment of the exercise price or an irrevocable notice of exercise in the manner contemplated by Section 8(d) below, the number of shares of Common Stock in respect of which the Stock Option shall have been exercised. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options.

         (b) EXERCISE PRICE. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement, PROVIDED, that the exercise price per share of any Incentive Stock Option shall be no less than 100% of the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Award may be less than the Fair Market Value per share on the date of grant, PROVIDED that the excess of:

              (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over

              (ii) the aggregate exercise price thereof,

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    does not exceed the excess of:

              (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over

              (iv) the aggregate exercise price of such shares.

         (c) OPTION TERM. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; PROVIDED, HOWEVER, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted.

         (d) METHOD OF EXERCISE. Subject to the provisions of the applicable Award Agreement, the exercise price of a Stock Option may be paid in cash or previously owned shares or a combination thereof and, if the applicable Award Agreement so provides, in whole or in part through the withholding of shares subject to the Stock Option with a value equal to the exercise price. In accordance with the rules and procedures established by the Committee for this purpose, the Stock Option may also be exercised through a "cashless exercise" procedure approved by the Committee involving a broker or dealer approved by the Committee, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Stock Option in order to generate sufficient cash to pay the Stock Option exercise price and/or to satisfy withholding tax obligations related to the Stock Option.

         9. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights shall be subject to the terms and conditions established by the Committee in connection
with the Award thereof and specified in the applicable Award Agreement.   Upon
satisfaction of the conditions to the payment specified in the applicable Award Agreement, each Stock Appreciation Right shall entitle a Participant to an amount, if any, equal to the Fair Market Value of a share of Common Stock on the date of exercise over the Stock Appreciation Right exercise price specified in the applicable Award Agreement. At the discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in Shares, cash or a combination thereof. A Stock Appreciation Right may be granted alone or in addition to other Awards, or in tandem with a Stock Option. If granted in tandem with a Stock Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Stock Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Stock Option shall be

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exercisable, and shall have the same term and exercise price as the related
Stock Option. Upon exercise of a Stock Appreciation Right granted in tandem with a Stock Option, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Stock Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Stock Option exercised.

         10. STOCK AWARDS. Stock Awards shall consist of one or more shares of Common Stock granted or offered for sale to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Agreement. The shares of Common Stock subject to a Stock Award may, among other things, be subject to vesting requirements or restrictions on transferability.

         11. PERFORMANCE SHARE AWARDS. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be earned by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the applicable performance period, or at such other time as the Committee shall determine, in shares of Common Stock, in an equivalent amount of cash or in a combination of Common Stock and cash, as the Committee shall determine.

         12. OTHER AWARDS. The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Common Stock, for the acquisition or future acquisition of Common Stock, or any combination thereof. Other Awards shall also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Committee which are unrelated to the value of Common Stock and which may be granted in tandem with, or independent of, other Awards under the Plan.

         13.  SECTION 162(m) AWARDS.

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                                          11


         (a) TERMS OF SECTION 162(m) AWARDS GENERALLY. In addition to any other Awards under the Plan, the Company may make Awards that are intended to qualify as "qualified performance-based compensation" for purposes of
    Section 162(m) of the Code ("SECTION 162(m) AWARDS"). Section 162(m) Awards may consist of Stock Options, Stock Appreciation Rights, Stock Awards, Performance Share Awards or Other Awards the vesting, exercisability and/or payment of which is conditioned upon the attainment for the applicable Performance Period of specified performance targets related to designated performance goals for such period selected by the Committee from among the performance goals specified in Section 13(b) below. Section 162(m) Awards will be made in accordance with the procedures specified in applicable Treasury regulations for compensation intended to be "qualified performance-based compensation."

         (b) PERFORMANCE GOALS. For purposes of this Section 13, performance goals shall be limited to one or more of the following: (i) net revenue,
    (ii) net earnings, (iii) operating earnings or income, (iv) absolute and/or relative return on equity or assets, (v) earnings per share, (vi) cash flow, (vii) pretax profits, (viii) earnings growth, (ix) revenue growth,
    (x) book value per share, (xi) stock price and (xii) performance relative to peer companies, each of which may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures.

         (c) OTHER PERFORMANCE-BASED COMPENSATION. The Committee's decision to make, or not to make, Section 162(m) Awards within the meaning of this
    Section 13 shall not in any way prejudice the qualification of any other Awards as performance-based compensation under Section 162(m). In particular, Awards of Stock Options may, pursuant to applicable regulations promulgated under Section 162(m), be qualified as performance-based compensation for Section 162(m) purposes without regard to this Section 13.

         14. NON-TRANSFERABILITY. No Award granted under the Plan or any rights or interests therein shall be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order" ("QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; PROVIDED, HOWEVER, that the Committee may, subject to such terms and conditions as the Committee shall specify, permit the transfer of an Award to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members; PROVIDED FURTHER, that the restrictions in this sentence shall not apply to the shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have

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                                          12


lapsed. During the lifetime of a Participant, a Stock Option or Stock Appreciation Right shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant or, if applicable, the "alternate payee" under a QDRO or the family member or trust to whom such Stock Option, Stock Appreciation Right or other Award has been transferred in accordance with the previous sentence.

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                                          13


         15.  RECAPITALIZATION OR REORGANIZATION.

         (a) AUTHORITY OF THE COMPANY AND SHAREHOLDERS. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) CHANGE IN CAPITALIZATION. Notwithstanding any provision of the Plan or any Award Agreement, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares affecting the Common Stock, the Committee shall make (i) such proportionate adjustments it considers appropriate (in the form determined by the Committee in its sole discretion) to prevent diminution or enlargement of the rights of Participants under the Plan with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the number of shares of Common Stock covered by each outstanding Award, and the exercise prices in respect thereof and/or (ii) such other equitable adjustments as it deems appropriate in the interests of the holders of Awards. The Committee's determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Participants.

         16. CHANGE IN CONTROL. In the event of a Change in Control and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Stock Options or Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Stock Awards then outstanding shall lapse as of the date of the Change in Control, (iii) all Performance Share Awards shall be deemed to have been fully earned as of the date of the Change in Control. In the case of a Change in Control involving a merger of, or consolidation involving, the Company in which the Company is (A) not the surviving corporation (the "SURVIVING ENTITY") or (B) becomes a wholly owned subsidiary of the Surviving Entity or any Parent thereof, each outstanding Stock Option granted under the Plan and not exercised (a "PREDECESSOR OPTION") will be converted into an option (a "SUBSTITUTE OPTION") to acquire common stock of the Surviving Entity or its Parent, which Substitute Option will have substantially the same terms and conditions as the

Predecessor Option, with appropriate adjustments as to the number and kind of shares and exercise prices.

         17. AMENDMENT OF THE PLAN. The Board or Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; PROVIDED, HOWEVER, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and PROVIDED FURTHER, that the Board or Committee may not, without shareholder approval, increase the maximum number of shares issuable under the Plan. No termination, modification, suspension or amendment of the Plan shall, without the consent of a Participant to whom any Award shall previously have been granted, adversely affect his or her rights under such Awards. Notwithstanding any provision herein to the contrary, the Board or Committee shall have broad authority to amend the Plan or any Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

         18.  MISCELLANEOUS.

         (a)  TAX WITHHOLDING.   No later than the date as of which an amount
    first becomes includable in the gross income of the Participant for applicable income tax purposes with respect to any grant under the Plan, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the grant that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

         (b) NO RIGHT TO GRANTS OR EMPLOYMENT. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

         (c) UNFUNDED PLAN. The Plan is intended to constitute an unfunded plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
    In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to grants hereunder.

         (d) OTHER EMPLOYEE BENEFIT PLANS. Amounts received by a Participant with respect to any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

         (e) SECURITIES LAW RESTRICTIONS. The Committee may require each Eligible Individual purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the National Association of Securities Dealers Automated Quotation System or any other exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

         (f)  COMPLIANCE WITH RULE 16b-3.

              (i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Award Agreement in a manner consistent therewith. To the extent any provision of the Plan or Award Agreement or any action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan or an Award Agreement does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of Awards) shall be deemed automatically to be incorporated by reference into the Plan or such Award Agreement insofar as Participants subject to Section 16 of the Exchange Act are concerned.

              (ii) Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.

         (g) AWARD AGREEMENT. In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

         (h) EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company.

         (i) APPLICABLE LAW. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

         (j) EFFECTIVE DATE. The Plan shall be effective as of the date (the "EFFECTIVE DATE") of the consummation of the proposed Merger and Scheme of Arrangement pursuant to which the Company, as successor to Getty Communications, plc, will become the parent of PhotoDisc, Inc., contingent upon its prior approval by the shareholders of each of Getty Communications, plc and PhotoDisc, Inc. If shareholder approval is not obtained at or prior to the first annual meeting of the shareholders of the Company to occur after the adoption of the Plan by the Board, the Plan and any Awards granted thereunder shall terminate AB INITIO and be of no further force and effect.

                                  GETTY IMAGES, INC.

                            1998 U.K. STOCK OPTION SCHEME






                       CLIFFORD CHANCE
                       200 Aldersgate Street
                       LONDON
                       EC1A 4JJ

                       Inland Revenue Ref. No.: X19186

                                  TABLE OF CONTENTS



1.  Definitions and Interpretation . . . . . . . . . . . . . . . . . . . . . .1

2.  Applicability of the U.S. Plan . . . . . . . . . . . . . . . . . . . . . .2

3.  Eligibility. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

4.  Grant of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

5.  Exercise Price and Consideration . . . . . . . . . . . . . . . . . . . . .4

6.  Exercise of Options. . . . . . . . . . . . . . . . . . . . . . . . . . . .4

7.  Adjustments upon Changes in Capitalization or Merger . . . . . . . . . . .5

8.  Amendment and Termination of the U.K. Scheme . . . . . . . . . . . . . . .6

9.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

                                  GETTY IMAGES, INC.
                            1998 U.K. STOCK OPTION SCHEME
             SCHEDULE TO THE GETTY IMAGES, INC. 1998 STOCK INCENTIVE PLAN


1   DEFINITIONS AND INTERPRETATION

    1.1 Unless the context otherwise requires, all expressions defined in the U.S. Plan shall have the same meaning in the U.K. Scheme, save that:

                  "Fair Market Value" has the meaning set forth in sub-rule 5(3); and

                  "Option" includes an Approved Stock Option as defined in sub-rule 1(2).

    1.2   In addition, the following expressions shall have the following meanings in the U.K. Scheme unless the context otherwise requires:

                  "Approved Stock Option" means an Option granted in accordance with the U.K. Scheme;

                  "Grant Date" means, in relation to an option, the date on which the option was granted;

                  "the Inland Revenue" means the United Kingdom's
                  Commissioners of Inland Revenue;

                  "Participating Company" means the Company or a Subsidiary of the Company;

                  "the U.K. Scheme" means the Getty Images, Inc. 1998 U.K. Stock Option Scheme as herein set out, but subject to any alterations or additions made under Rule 8 below;

                  "Schedule 9" means Schedule 9 to the Taxes Act;

                  "Subsidiary" shall mean a body corporate, whether now or hereafter existing which is:

          1.2.1   a subsidiary of the company within the meaning of Section 736 of the United Kingdom Companies Act 1985; and is

          1.2.2.  under the control of the Company within the meaning of
                      Section 840 of the Taxes Act.

                  "the Taxes Act" means the United Kingdom's Income and Corporation Taxes Act 1988; and

                  "the U.S. Plan" means the Getty Images, Inc. 1998 Stock Incentive Plan.

    1.3 Expressions not otherwise defined herein have the same meanings as they have in Schedule 9.

    1.4 Any reference herein to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.


2   APPLICABILITY OF THE U.S. PLAN

    Save as hereinafter specified, all the terms and provisions of the U.S. Plan shall apply MUTATIS MUTANDIS to the grant of Approved Stock Options under the U.K. Scheme.


3   ELIGIBILITY

    3.1   Subject to sub-rule (3) below, a person is eligible to be granted an
                  Approved Stock Option if (and only if) he is a full-time director or qualifying employee of a Participating Company.

    3.2   For the purposes of sub-rule (1) above:

          3.2.1   a person shall be treated as a full-time director of a
                       Participating Company if he is obliged to devote to the performance of the duties of his office or employment with that and any other Participating Company not less than 25 hours a week (excluding meal breaks):

          3.2.2   a qualifying employee, in relation to a Participating
                       Company, is an employee of the Participating Company (other than one who is a director of a Participating Company).

    3.3   A person is not eligible to be granted an Option under the U.K.
                  Scheme at any time when he is not eligible to participate in the U.K. Scheme by virtue of paragraph 8 of Schedule 9.


4   GRANT OF OPTIONS

    4.1   Subject to sub-rule (3) below, the Committee may grant to any person who is eligible to be granted an Option under the U.K. Scheme an Approved Stock Option to acquire shares which satisfy the requirements of paragraphs 10 to 14 of Schedule 9, upon the terms set out in the U.K. Scheme and upon such other objective terms as the Committee may reasonably specify.

    4.2   The grant of an Approved Stock Option shall be subject to obtaining any approval or consent which may be required under the provisions of any regulation or enactment.

    4.3   No person shall be granted Approved Stock Options under the U.K.
                  Scheme which would, at the time they are granted, cause the aggregate market value of the shares which he may acquire in pursuance of options granted to him under the U.K. Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 9 and established by the Company or by any associated company of the Corporation (and not exercised) to exceed or further exceed L30,000.

    4.4   For the purposes of sub-rule (3) above:

          4.4.1   in the case of an Option granted under the U.K. Scheme the aggregate value of the shares shall be calculated as on the day by reference to which the price at which shares may be acquired by the exercise thereof is determined as mentioned in Rule 5(2) below;

          4.4.2   in the case of an Option granted under any other approved
                       scheme, as at the time when it was granted or, in a case where an agreement relating to the shares has been made under paragraph 29 of Schedule 9, such earlier time or times as may be provided in the agreement; and

          4.4.3   in the case of any other Option, the aggregate fair market value of shares shall be calculated as on the day or days by reference to which the price at which shares may be acquired by the exercise hereof was determined.

    4.5   Unless otherwise agreed with the Inland Revenue, the United States dollar exchange rate for pounds sterling for the purposes of calculating the limit in sub-rule (3) above shall be the noon buying rate in the City of London on the day by reference to which the price at which shares may be acquired on the exercise of the Option is determined as mentioned in Rule 5(2) below.


5   EXERCISE PRICE AND CONSIDERATION

    5.1   Shares shall be issued to the Participant pursuant to the exercise of an Option only upon receipt by the Company from the Participant of payment in full in cash.

    5.2   The price per share under each Approved Stock Option granted by the
                  Committee shall be such price as is determined by the Committee before the grant thereof, provided that it shall not be less than 100% of the Fair Market Value per share on the Grant Date (or such other dealing day as may be agreed with the Inland Revenue).

    5.3   The Fair Market Value per share on any day shall be equal to the market value (within the meaning of Part VIII of the United Kingdom's Capital Gains Tax Act 1992) of shares, as agreed in advance for the purposes of the U.K. Scheme with the Shares Valuation Division of the Inland Revenue, on that day.

6   EXERCISE OF OPTIONS

    6.1   A person is not eligible to exercise an Approved Stock Option granted under the U.K. Scheme at any time when he is not eligible to participate in the U.K. Scheme by virtue of paragraph 8 of Schedule 9 .

    6.2   An Approved Stock Option may not be exercised before the third anniversary of the Grant Date save that if the Participant ceases to be a director or employee of a Participating Company (otherwise than by reason of his death), the following provisions apply:

          6.2.1   if he so ceases by reason of injury, disability, redundancy
                       (within the meaning of the Employment Rights Act 1996) or retirement on reaching the age at which he is bound to retire in accordance with the terms of his contract of employment, or by reason only that his office or employment is in a company which ceases to be a Participating Company, or relates to a business or part of a business which is transferred to a person who is not a Participating Company, the Approved Stock Option may (and subject to paragraph 6(3) below must, if at all) be exercised within the period which shall expire 12 months after his so ceasing, 42 months after the Grant Date, or 42 months after the last date prior to his so ceasing on which he exercised an option (not being one granted under a savings-related share option scheme) in circumstances in which paragraphs (a) and
                       (b) of section 185(3) of the Taxes Act 1988 applied, whichever shall be the latest; and

                  0.0.1 if he so ceases for any other reason, the Approved Stock Option may not be exercised at all unless the Board shall so permit, in which event it may (and subject to paragraph 6(3) must, if at all) be exercised to the extent permitted by the Board within the period mentioned in paragraph (a) above.

    6.3   An Approved Stock Option granted under the UK Scheme may (and must, if at all) be exercised by a Participant's personal representatives within twelve (12) months after the death of the Participant.

    6.4   Paragraphs 7(c) and (d) of the U.S. Plan shall apply in respect of
                  Approved Stock Options granted under the UK Scheme.

    6.5   In the event of a Change in Control all Approved Stock Options then outstanding shall become fully exercisable for one month (or such longer period as the Committee may permit) as of the date of the Change of Control, whether or not then exercisable, and shall thereafter lapse.

7   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    7.1   Paragraph 9 of the U.S. Plan shall apply to Approved Stock Options granted under the U.K. Scheme in respect of a variation of capital of the Company only, save that no adjustment under Paragraph 9 shall be made to an Approved Stock Option at a time when the UK Scheme is approved by the Inland Revenue under Schedule 9 without the prior approval of the Inland Revenue.

    7.2   If any company ("the acquiring company") obtains control of the
                  Company as a result of making

          7.2.1   a general offer to acquire the whole of the Common Stock of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

          7.2.2   a general offer to acquire all the shares in the Company
                       which are of the same class as the shares which may be acquired by the exercise of Options granted under the U.K. Scheme,

          any Participant may at any time within the appropriate period (which expression shall be construed in accordance with paragraph 15(2) of
          Schedule 9), by agreement with the acquiring company, release any Option granted under the U.K. Scheme which has not lapsed ("the old option") in consideration of the grant to him of an option ("the new option") which (for the purposes of that paragraph) is equivalent to the old option but relates to shares in a different company (whether the acquiring company itself or some other company falling within paragraph 10(b) or (c) of Schedule 9).

    7.3   The new option shall not be regarded for the purposes of sub-
                  rule (2) above as equivalent to the old optio n unless the condi tions set out in paragraph 15(3) of Schedule 9 are satis fied, but so that the provisions of the U.K. Schem e shall for this purpose be const rued as if:

          7.3.1   the new option were an Option granted under the U.K. Scheme at the same time as the old option; and

          7.3.2   except for the purposes of the definitions of
                       "Participating Company" and "Subsidiary" in Rule 1 above and the reference to "the Committee" in Rule 4(1) above, the reference to Getty Images, Inc. in the definition of "Company" in Paragraph 1 of the U.S.

                       Plan were a reference to the different company mentioned in sub-rule (2) above.


8   AMENDMENT AND TERMINATION OF THE U.K. SCHEME

    8.1   Paragraph 11 of the U.S. Plan shall apply MUTATIS MUTANDIS to the
                  U.K. Scheme, save that if an amendment is made to the U.K. Scheme or to the terms of an Approved Stock Option at a time when the U.K. Scheme is approved by the Inland Revenue under Schedule 9, the approval will not thereafter have effect unless the Inland Revenue has approved the alteration or addition.

    8.2   As soon as reasonably practicable after making any amendment to the
                  U.K. Scheme under sub-rule (1) above, the Committee shall give notice in writing thereof to any Participant affected thereby and, if the U.K. Scheme is then approved by the Inland Revenue under Schedule 9, to the Inland Revenue.

    8.3   In accordance with the Committees' powers under Paragraph 3 of the
                  U.S. Plan, the Committee shall if it deems necessary delegate authority to any one or more of the officers of the Company to be responsible for the administration of the U.K. Scheme.

9   MISCELLANEOUS

    9.1   Options granted under the U.K. Scheme shall not be transferable or assignable other than by will or by the laws of descent and distribution and Paragraph 8 of the U.S. Plan shall only apply to Options granted under the U.K. Scheme in this respect.

    9.2   Within thirty days after an Option has been exercised by any person, the Committee on behalf of the Company shall allot to him or, as appropriate, procure the transfer to him of the number of shares in respect of which the Option has been exercised.

    9.3   All shares allotted under the U.K. Scheme shall rank PARI PASSU in all respects with the shares of the same class for the time being in issue, save as regards any rights attaching to such shares by reference to a record date prior to the date of the allotment.

                                            CLIFFORD CHANCE

                                            200 Aldersgate Street
                                            LONDON
                                            EC1A 4JJ

                                            Tel. 071 600 0000
                                            Fax 071 600 5555